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                                                        EXHIBIT 10.79

                          INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of the 31st day of December, 1997, between Grand Casinos, Inc. ("GCI"), a
Minnesota corporation, and Lyle Berman ("Executive").

WHEREAS, GCI owns common stock in New Horizon's Kid Quest, Inc.
and  Innovative Gaming Corporation of America (individually a
"Company" and collectively the "Companies"); and

WHEREAS, Executive is a director and officer of GCI; and

WHEREAS, Executive is also a director of each of the Companies;
and

WHEREAS, GCI desires to have Executive continue to serve as a director of each of the Companies; and

WHEREAS, Executive is willing to continue to serve as a director of each of the Companies on the condition that GCI provide to Executive the indemnification described in this Agreement;

NOW THEREFORE, in consideration of the mutual promises and agreements stated in this Agreement, GCI and Executive hereby agree as follows:

1. Indemnification by GCI. GCI hereby acknowledges and agrees that it is in the best interest of GCI that Executive continue to serve as a director of each of the Companies. Accordingly, GCI hereby agrees that the indemnification provisions of Article 6 of GCI's Amended and Restated Bylaws (as adopted January 15, 1991), as may from time-to-time be amended, shall apply to Executive's acts and omissions as a director of each Company. Such indemnification provisions shall apply to any and all such acts and omissions with respect to each Company during all times during which Executive is both (i) a director of GCI, and (ii) a director of such Company.

2. Indemnification Limited. Executive hereby acknowledges and agrees that the indemnification described in Section 1 above is subject to such limitations and restrictions as may from time-to-time apply to the indemnification provided by GCI with respect to acts and omissions of GCI



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directors in their capacities as directors of GCI, including such limitations and restrictions as may from time-to-time be imposed by the laws of the State of Minnesota.

3. Determination of Eligibility. Any determination whether Executive is entitled to indemnification under this Agreement because Executive has complied with the applicable provisions of the bylaws of GCI or laws of the State of Minnesota to which
Section 2 above refers shall be made by the board of directors of GCI (the "board") by a majority of a quorum of the Board (excluding Executive); provided, however, that if the Board fails to make a determination or makes an adverse determination, then Executive shall have the right to seek a determination of such entitlement by a court of competent jurisdiction.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, heirs, estates, representatives and administrators of the parties hereto.

5. Amendments. This Agreement shall not be amended or modified expect by written amendment signed by each of the parties hereto.

6. Other Agreements. This Agreement supplements and does not replace and is not intended to affect any other agreement between GCI and Executive that now exists or may in the future exist.

7. Survival. The rights of Executive under this Agreement shall survive and continue in effect with respect to each Company so long as Executive is a director of GCI and such Company.
After Executive ceases to be a director of GCI, this Agreement shall survive and continue in effect for the acts and omissions of Executive as a director of each Company, which acts or omissions occurred prior to the time at which Executive ceases to be a director of GCI.

8. Savings. If any provision or application of this Agreement is found to be unlawful or unenforceable, then the other provisions and all other applications of this Agreement shall, to the fullest extent permitted by applicable law, remain in full force and effect.

9. Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of Minnesota.




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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date stated above.

        Grand Casinos, Inc.                   Lyle Berman

        By  /s/ Thomas J. Brosig              /s/ Lyle Berman
          ---------------------------        ---------------------
           Name:  Thomas J. Brosig
           Title: CEO and President









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